UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

O.I. Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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To our Fellow Shareholders:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders of O.I. Corporation to be held on Tuesday, May 18, 2010, at 11:00 a.m. local time at our Company headquarters located at 151 Graham Road, College Station, Texas 77845.

We encourage you to read the Notice of Annual Meeting of Shareholders and the proxy statement so that you may be informed about the business to take place at the Meeting.  Your participation in our business is important, regardless of the number of our shares that you own.

If you are a shareholder holding shares of OI common stock in street name, please note that beginning in 2010 your broker can no longer vote your shares for the election of directors without your express direction.  It is important to us that each shareholder has a voice in the matters described herein.  We urge you to complete the enclosed documents to either vote by proxy or instruct your broker how to vote on your behalf.

We look forward to seeing you on May 18th.

Sincerely,

J. Bruce Lancaster
Chief Executive Officer and
Chief Financial Officer

Donald P. Segers, Ph.D.
President and
Chief Operating Officer

Notice of Annual Meeting of Shareholders to be held on May 18, 2010

To the Shareholders of O.I. Corporation:

The Annual Meeting of Shareholders (the “Meeting”) of O.I. Corporation (referred to as the “Company,” “OI,” “we,” or “our”) will be held on Tuesday, May 18, 2010, at 11:00 a.m. local time at our Company headquarters located at 151 Graham Road, College Station, Texas 77845 for the purposes of considering and voting upon the following matters proposed by the Board of Directors:
(i)	the election of five directors to serve until our 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
(ii)	the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent public accountants for 2010; and
(iii)	the transaction of such other business as may properly come before the Meeting.

Information regarding the foregoing matters is set forth in the accompanying proxy materials dated April 16, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS Our Proxy Statement and Annual Report on Form 10-K are also available on our website located at www.oico.com/oicorp.

The stock transfer books will not be closed, but only shareholders of record at the close of business on March 31, 2010, will be entitled to notice of and to vote at the Meeting.  A list of shareholders entitled to vote at the Meeting will be available for inspection at our principal executive offices.

After completing the business of the Meeting, there will be a period for questions and discussion with the Company's officers and directors.

Regardless of whether you plan to personally attend, or how many shares of OI common stock you hold, it is important that your shares be represented at the Meeting.  Please date, sign, and immediately return your proxy card in the postage-paid envelope provided.  You may revoke your proxy at any time prior to exercise at the Meeting.

By Order of the Board of Directors

Laura E. Hotard
Corporate Counsel &
Corporate Secretary

April 16, 2010

TABLE OF CONTENTS
NOTICE OF MEETING
PROXY STATEMENT

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The following Proxy materials are available for you to review online at www.oico.com/oicorp:

•     This Proxy Statement;
•     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and
•     Any amendments to the foregoing that are required to be furnished to our shareholders.

In accordance with the Securities and Exchange Commission rules, the foregoing website provides complete anonymity.  No registration is required to view the materials online and no tracking cookies will be placed on your computer.

QUESTIONS AND ANSWERS

Q:          When and where is the Annual Meeting?
A:	The Company’s Annual Meeting of Shareholders will be held at 11:00 a.m. local time Tuesday, May 18, 2010, at the Company’s headquarters located at 151 Graham Road, College Station, Texas, 77845.

Q:	Who is entitled to vote?
A:
You are entitled to vote at the Annual Meeting if the Company’s records show that you owned shares of the Company’s common stock, par value $0.10, on March 31, 2010 (the “Record Date”).  As of March 31, 2010, there were 2,365,036 shares of common stock outstanding.

Q:	How many votes is each share entitled to?
A:	Each share of common stock is entitled to one vote.

Q:	How do proxies work?
A:
The Board of Directors is asking for your proxy, meaning that you authorize us to vote your shares at the Meeting in the manner you direct.  You may vote for or against all, some, or none of our director nominees.  You may also vote for or against the other item(s) or abstain from voting.  If you sign and return a proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and for the ratification of the selection of McGladrey & Pullen as our independent registered public accountants.

Q:	How do I vote?
A:	You may vote by marking, signing, dating, and returning the enclosed proxy card in the postage paid envelope provided.

If your shares are held in street name, your broker, bank, or other holder of record will provide voting instructions.

Q:          Do I have to vote?
A:	No, however we strongly encourage you to do so. You may vote for or against all, some, or none of our director nominees. You may abstain with respect to or vote “FOR” or “AGAINST” other proposals.

Q:          Will my shares be voted if I do not sign and return my proxy card?
A:
They could be if your shares are held in street name.  Your broker cannot vote your shares for the election of directors without your instruction.  However, your broker or nominee may either use its discretion to vote your shares on “routine matters” (such as the ratification of auditors) or leave your shares un-voted.

Q:          Can I change my vote?
A:
Yes.  You may revoke your proxy and change your vote before the Annual Meeting by: (1) submitting a new proxy card with a later date, (2) notifying the Company’s Corporate Secretary in writing that you have revoked your proxy, or (3) voting in person at the Meeting.  If you do not properly revoke your proxy, properly executed proxies will be voted as earlier specified.

Q:          What is a quorum?
A:
A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting.  At least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either in person or by proxy, in order to transact business.

Q:          What will I be voting on?
A:          There are two proposals that are expected to be voted upon at the Annual Meeting:
•	The election of five directors to serve until our 2011 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and
•	The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s registered independent public accountants.

Q:          What are the Board’s recommendations?
A:           The Board of Directors recommends voting FOR both proposals.

Q:          How do I nominate a director or bring other business before the Annual Meeting?
A:
To be considered for inclusion in our proxy statement and form of proxy for the 2011 Annual Meeting, director nominations and shareholder proposals must be received at our offices by December 17, 2010 (the date that is 120 days prior to the one year anniversary of the mailing of this Proxy Statement). Proposals must meet all of the requirements of the SEC and the Company's Bylaws to be eligible for inclusion in our 2011 proxy materials and must be submitted in writing delivered or mailed to the Corporate Secretary, O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2011 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

THE MEETING

Solicitation, Date, Time, and Place

This Proxy Statement and the accompanying proxy card are being made available to the shareholders of O.I. Corporation (referred to as the “Company,” “OI,” “we,” “our,” or “us”) in connection with the solicitation of proxies to be used in voting at the 2010 Annual Meeting of Shareholders (the “Meeting”) or any adjournment or postponement of the Meeting.  The Meeting will be held on Tuesday, May 18, 2010, at 11:00 a.m. local time, at our headquarters located at 151 Graham Road, College Station, Texas, 77845 for the purposes set forth in the Notice of Annual Meeting of Shareholders.  On or about April 16, 2010, we are mailing the Proxy Statement, proxy card, and Annual Report on Form 10-K to our shareholders.  Shareholders may vote by signing and completing the enclosed proxy card.   These proxies are solicited on behalf of our Board of Directors.

Appointment of Proxyholders

The nominees for proxyholder are officers of the Company.  Each shareholder has the right to appoint an alternative proxyholder, who need not be a shareholder, to attend and act on his or her behalf at the Meeting instead of the nominees listed.  To exercise such right, either the names of the nominees should be crossed out (such deletion to be initialed by the person or officer signing the instrument of proxy) and the name of the shareholder’s appointee should be legibly printed in the blank space provided for that purpose in the enclosed instrument of proxy, or another appropriate form of proxy should be completed.

Signature on Proxy

To be valid, the enclosed instrument of proxy or other appropriate form of proxy must be signed by the shareholder or his, her, or its attorney duly authorized in writing or, if the shareholder is a corporation, the instrument of proxy should be signed in its corporate name by an officer or attorney thereof duly authorized in writing.  An instrument of proxy signed by a person acting as attorney or in some other representative capacity (executor, administrator, trustee, etc.) should reflect such person’s title or capacity following his signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been provided to the Company).

Revocation of Proxies

You can revoke your proxy before it is exercised at the Meeting in one of three ways:

•	by submitting written notice to our Corporate Secretary before the Meeting that you have revoked your proxy;

•	by timely submitting another proxy by fax or mail that is later dated and properly signed; or

•	by voting in person at the Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares.

Expenses of Solicitation

We will bear the cost of the solicitation of the proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  All further solicitations will be made either by our transfer agent or by our employees, neither of whom will be additionally compensated.

Record Date; Shareholders Entitled to Vote; Quorum; Vote Required

Holders of record of our common stock at the close of business on March 31, 2010 (the “Record Date”) are entitled to notice of and to vote at the Meeting.  At the close of business on the Record Date, 2,365,036 shares of our common stock, par value $0.10 per share, were issued and outstanding.  Each share is entitled to one vote per share on the matters proposed.  Only holders of common stock of record at the close of business on the Record Date will be entitled to vote at the Meeting.  For a period of ten days after the Record Date, a complete list of shareholders authorized to vote at the Meeting will be available for inspection during regular business hours at the Company’s corporate headquarters.

A quorum of shareholders (those holding a majority of the outstanding common stock and attending personally or represented by proxy) is necessary for a valid Meeting.  Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum, as will broker non-votes.  Broker non-votes occur when brokers are not permitted under stock exchange rules to vote on a matter without instructions from beneficial owners of the shares and no instructions are given.  Brokers are permitted to vote on the ratification of independent public accountants without instructions from beneficial owners.  Brokers are no longer permitted to vote on the election of directors without instructions from beneficial owners.  Accordingly, if you do not direct your broker how to vote your shares, your shares will not be voted and will result in a broker non-vote.

Directors are elected by a plurality of the votes cast for directors.  Ratification of the appointment of independent public accountants requires approval by a majority of the votes cast on the proposal.  Abstentions (and any broker non-votes) will not be included in the number of votes cast on a matter and thus will not be taken into account in determining the approval of these proposals.

In the absence of a quorum (1,182,519 shares) at the Meeting, either in person or by proxy, the Meeting may be adjourned from time to time for not more than 29 days, without notice, other than announcement at the Meeting, until a quorum shall be formed.

Voting of Proxies

Please use the enclosed postage-paid envelope to return the proxy card or voting form that accompanies this proxy statement.

Shares Held of Record.  Our transfer agent and registrar, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, will tabulate the votes.  Proxies must be received by 11:59 p.m. Eastern time on May 17, 2010.  Giving such a proxy will not affect your right to vote in person if you decide to attend the Meeting.

Shares Held in a Bank or Brokerage Account.  A number of banks and brokerage firms participate in a program (separate from that offered by American Stock Transfer & Trust Co.) that permits shareholders to direct their vote by internet or telephone.  If your shares are held in an account at such a bank or brokerage, you may direct the voting of those shares by the internet or telephone by following the instructions on the voting form provided by the bank or brokerage.  Votes directed by internet or telephone through such a program must be received by 11:59 p.m. Eastern time on May 17, 2010.  Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Meeting; however, you must first request a legal proxy either on the internet or the voting form that accompanies this proxy statement.  Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given.

Shares for which proxies have been executed will be voted as specified in the proxies.  If no specification is made, the shares will be voted FOR each of the Proposals described in this Notice of Meeting.

Other Matters to Be Acted on at the Meeting

At the Meeting, we will act only on the matters indicated in the accompanying Notice of Meeting and procedural matters related to the Meeting.  The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof but does not confer authority to vote for the election of any person as a director of the Company other than for those persons named in this proxy statement.  At the time of printing this proxy statement, our management knows of no such amendments, variations, or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting.  If any other business or amendments or variations to the matters identified in the Notice of Meeting properly come before the Meeting, then the persons named in the enclosed instrument of proxy will vote on such matters in accordance with their best judgment.

General Information

The mailing address of our principal executive offices is:  O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010.  Our telephone number is (979) 690-1711 and our facsimile number is (979) 690-0440.

Solicitation of proxies is expected to commence on or about April 16, 2010 (the approximate date this proxy statement was first made available to shareholders).

Required Vote

A quorum is required in order to transact any business at the Meeting.

Election of Directors.  The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote is required for the election of the nominees as directors.  That is, the nominees receiving the greatest number of votes will be elected.  A “WITHHELD” vote will not affect the election of the nominees as directors.

Other Proposals.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify McGladrey & Pullen, LLP as our independent auditors.

Effect of Withheld Votes and Abstentions.  In the election of directors, you may withhold your vote.  Withheld votes will have no effect on the outcome of the election.  You may vote to “abstain” on other proposals.  If you vote to “abstain” on a proposal, your shares will be counted as present at the Meeting for purposes of that proposal and will have the same effect as a vote against that proposal.

Broker-dealers.  Broker-dealers who hold their customer’s shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which includes the ratification of auditors.  Broker-dealers may not vote such shares on other matters, including the election of directors, without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes.  Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters.  Broker non-votes, if any, will not be counted as votes cast on any proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has nominated and urges you to vote FOR the five nominees listed below.  Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies.  The affirmative vote of the holders of a plurality of the shares of common stock present in person or by proxy at the Meeting and entitled to vote is required for approval of this proposal.

At the Meeting, five incumbent directors are to stand for re-election to serve until the 2011 Annual Meeting of Shareholders or until their respective successors are elected and qualified in accordance with the provisions of the Company’s Bylaws.  Shareholders are being asked to vote for the re-election of Raymond E. Cabillot, Richard W.K. Chapman, J. Bruce Lancaster, John K.H. Linnartz, and Donald P. Segers.

In identifying qualified individuals to become members of the Board of Directors, the Nominating and Corporate Governance Committee selects candidates whose attributes it believes would be most beneficial to the Company.  The Nominating and Corporate Governance Committee evaluates each individual’s experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board of Directors.  All nominees, whether recommended by a security holder or not, are evaluated on the same criteria with particular emphasis on the complementary skills and experience needed to balance the Board’s overall makeup relative to our strategy and operations.  The Nominating and Corporate Governance Committee continually strives to bring diversity of opinions, experience, and skill to the oversight of the Company’s business.

We believe that the individuals identified below possess the appropriate skills and experience to manage our business.  Messrs. Cabillot and Linnartz represent our two largest shareholders and are highly-skilled financial analysts.  Each possesses the skills to provide in-depth financial analysis of our business operations as well as potential investment opportunities.  Dr. Chapman, a Ph.D. Biochemist and Physiologist, has significant knowledge of the analytical instrument industry from his own experiences serving in high-ranking executive roles within the industry as well as founding two instrumentation companies.  Dr. Chapman contributes significant insight into product development, product markets, and operational synergies affecting our business.  Mr. Lancaster brings more than thirty years of financial analysis and business planning from his experiences as a Certified Public Accountant and Chief Financial Officer of numerous public and private companies.  Mr. Lancaster is skilled in merger and acquisition analysis and negotiation as well as the financial reporting requirements applicable to public companies.   Dr. Segers, a Ph.D. Chemist, has a wealth of experience with the science underlying our technologies as well as the operations of our business.  As our Chief Operating Officer, he provides valuable insight regarding the day-to-day operation of our facilities, our employees, and new products in development.

Unless otherwise marked, the shares represented by the enclosed proxy will be voted "FOR" the re-election as directors of the five nominees named above.  The proxy cannot be voted for a greater number of persons than the number of nominees named.  If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such person as may be determined by the holders of such proxy.

Nominees for Board of Directors

Name	Age	Current Position
Raymond E. Cabillot	47	Director, Co-Chairman of the Board
Richard W. K. Chapman	65	Director
J. Bruce Lancaster	54	Director, CEO, and CFO
John K. H. Linnartz	49	Director, Co-Chairman of the Board
Donald P. Segers	54	Director, President, and COO

The biographies of the nominees to serve as directors of the Company until the 2011 Annual Meeting of Shareholders or until their successors are elected and qualified and certain information with respect to the business experience of each nominee during the last five years are set forth below.  The Board of Directors has determined that each of the current non-employee directors standing for re-election is independent within the meaning of the Nasdaq Stock Market listing standards.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

Raymond E. Cabillot (47).  Mr. Cabillot has served on our Board of Directors since May 2006 and is currently serving as Co-Chairman of the Board.  In 2006, Farnam Street Partners LP, a shareholder of OI, proposed Mr. Cabillot for nomination to the Board of Directors and the Board nominated and shareholders elected him for such position. Mr. Cabillot has, from January 1998 until the present, served as Chief Executive Officer and a director of Farnam Street Capital, the General Partner of Farnam Street Partners LP, a private investment partnership located in Minneapolis, MN.  He was a Senior Research Analyst at Piper Jaffray from 1990 to 1998.  Prior to that, he worked for Prudential Capital Corporation from 1987 to 1990 as an Associate Investment Manager and as an Investment Manager.  Mr. Cabillot serves as a director of several private companies.  Mr. Cabillot has a B.A. degree with a double major in Economics and Chemistry from Saint Olaf College and an M.B.A. from the University of Minnesota.

Richard W. K. Chapman, Ph.D. (65).  Dr. Chapman has served on our Board of Directors since August 2001.  In 2008, Dr. Chapman founded Harbinger Instruments, Inc.  Dr. Chapman has been a managing partner with GlenRose Capital, LLC, a private equity firm specializing in the acquisition and operation of high technology companies since 2000.  Dr. Chapman now serves as the Chief Operating Officer of GlenRose Instruments, successor corporation to GlenRose Capital.  Currently, Dr. Chapman is on the board of GlenRose Instruments’ private subsidiary, Eberline Services, an environmental remediation company, and is the Founder and Chairman of Axxiom, Inc., a private real estate and technology firm.  From 1992 to 2000, Dr. Chapman was Senior Vice President of Thermo Instrument Systems, Inc., an analytical instrumentation manufacturer, when it was a publicly traded company.  He was President, Chief Executive Officer, and Director of ThermoQuest Corporation from its inception in 1995 throughout its existence as a publicly traded company, ending in May 2000.

J. Bruce Lancaster (54).  Mr. Lancaster has served on our Board of Directors since June 2007, when he was also named Chief Executive Officer of the Company.  He joined the Company in early 2007 as Vice President and Chief Financial Officer.  Mr. Lancaster served as Executive Vice President and CFO for Boss Holdings, Inc., (OTCBB: BSHI) from 1998 to 2006.  Mr. Lancaster previously served as Vice President of Finance and Administration for Acme Boot Co. during 1996 and 1997 and Vice President of Finance for the former Kinark Corporation, now North American Galvanizing and Coatings, Inc., (AMEX: NGA) from 1989 to 1995.  Mr. Lancaster holds both a B.B.A. and an M.B.A. from Texas A&M University and is a Certified Public Accountant.

John K. H. Linnartz (49).  Mr. Linnartz has served on our Board of Directors since May 2008 and is currently serving as Co-Chairman of the Board.  Since March of 2003, Mr. Linnartz has been the Managing Member of Mustang Capital Management, LLC, the General Partner of Mustang Capital Advisors, LP, a registered investment advisor located in Houston, Texas.  From 2000 to 2003, he served as Vice President and Member of the Bank and Thrift Group at Stephens, Inc.  Prior to that, Mr. Linnartz was a Limited Partner at J.C. Bradford & Company (now UBS Financial Services).  Mr. Linnartz served as a Founding Director of Trinity Bank N.A. (OTCBB: TYBT) located in Fort Worth, Texas from 2003 to 2006.

Donald P. Segers, Ph.D. (54).  Dr. Segers has served on our Board of Directors since June 2007, when he was also named President and Chief Operating Officer of the Company. Dr. Segers joined the Company in July of 1997 as a Senior Research Scientist and was promoted to Manager of Programs in October of 1998.  In September of 2000, he was promoted to General Manager and in February of 2001 was named Vice President and General Manager.  Before joining OI, Dr. Segers was Supervisor of Applied Physical Chemistry in the Physical Chemistry Group at Southern Research Institute in Birmingham, AL.  Dr. Segers holds a Ph.D. in Chemistry from North Carolina State University.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors; Director Independence; Board Leadership

Our business and the risks associated therewith are managed through the oversight and direction of our Board of Directors.  During 2009, we had three standing committees:  the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and two ad hoc committees: the Special Committee and the Investment Committee.  Our Board of Directors currently consists of five persons.  Under applicable Nasdaq and SEC requirements, (i) we are required to have a majority of independent directors, and (ii) all of the members of each committee must be independent.  The Board of Directors has affirmatively determined that each of Raymond E. Cabillot, Richard W.K. Chapman, and John K.H. Linnartz is an “independent director” as such term is defined in Nasdaq Marketplace Rule 5605(a)(2).  The Board of Directors has also affirmatively determined that each member of each committee of the Board of Directors satisfies the independence requirements applicable to committees as prescribed by the Nasdaq Marketplace Rules and the rules and regulations of the SEC.  This determination extends to Messrs. Cabillot and Linnartz who are not subject to the safe harbor provisions of Rule 10A-3 of the Securities Exchange Act of 1934 regarding independence of Audit Committee members.  Messrs. Lancaster and Segers are not “independent directors” because they are executive officers of the Company.

In 2009, the Board reconsidered its composition and determined that it would both reduce costs and improve efficiency to reduce the size of the Board by one position.  Accordingly, Leo B. Womack did not stand for re-election at the 2009 Annual Meeting of Shareholders.  This reduced the size of the Board to five members, including three non-employee members.  These same five directors are standing for reelection in 2010.

Directors are elected at each Annual Meeting of Shareholders and serve until a successor is duly elected and qualified at an appropriate Annual Meeting of the Shareholders.  Vacancies may be filled by an affirmative vote of the majority of the remaining directors.

We separate the positions of Chairman of the Board of Directors and Chief Executive Officer.  We believe this benefits our shareholders by creating greater shareholder representation in the boardroom as well as creating an additional level of risk management.  Messrs. Cabillot and Linnartz, representatives of our two largest shareholders, are currently serving as Co-Chairmen of the Board of Directors.  Our independent directors met in executive session on five separate occasions during 2009.

Meetings of the Board of Directors

The Board of Directors held five meetings during 2009, three of which were teleconferences, and two of which were special meetings.  In order to further Company-wide cost reductions implemented in 2009, the Board of Directors resolved to conduct a portion of its meetings telephonically.  We anticipate that, moving forward, we will continue to hold a significant percentage of our Board meetings telephonically.  In 2009, each of the then-current directors attended all of the meetings of the Board of Directors and any committee of the Board of Directors on which he served.1

Attendance at Annual Meeting

           Although we do not have a formal policy regarding attendance by the Board of Directors at the Annual Meeting of Shareholders, we encourage directors to attend, and a meeting of the Board of Directors typically is held on the same day as the Annual Meeting of Shareholders.  We anticipate that each director nominated for re-election will attend both meetings in 2010.  Each of the then-current directors attended the 2009 Annual Meeting of Shareholders.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities.  The committees are currently the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  In accordance with best practice and Marketplace Rules of the Nasdaq Stock Market, Inc., all the committees are comprised solely of independent non-employee directors.  Charters for each of the committees are available on the Company’s website at www.oico.com/oicorp.  The table below shows current membership of each of the standing Board committees:

1 Mr. Womack departed the Board on September 21, 2009.

Nominating and Corporate
Audit Committee	Compensation Committee	Governance Committee
Raymond E. Cabillot	Raymond E. Cabillot	Raymond E. Cabillot
Richard W.K. Chapman	Richard W.K. Chapman*	Richard W.K. Chapman
John K.H. Linnartz*	John K.H. Linnartz	John K.H. Linnartz*

* Committee Chairman

In addition to the standing committees mentioned above, the Board convenes special committees to consider various other matters as they arise.  During 2009, the Board maintained two special committees:  the Special Committee comprised of Messrs. Cabillot, Linnartz, and Womack and the Investment Committee comprised of Messrs. Cabillot, Lancaster, and Linnartz.  The Special Committee disbanded in 2009.

Audit Committee.   Pursuant to its charter, the Audit Committee assists the Board of Directors in overseeing (1) the financial statements and audits of the Company, (2) the Company’s compliance with financial reporting requirements, and (3) the independence and performance of the Company’s internal and external auditors.  The Audit Committee Charter further requires the Audit Committee to, among other things:

•
Review the annual audited financial statements with management and the independent auditors and determine whether to recommend to the Board that they be included in the Company’s Annual Report on Form 10-K;

•	Review proposed major changes to the Company’s auditing and accounting principles and practices;
•	Review and evaluate the Company’s system of internal controls;
•	Review significant financial reporting issues raised by management or the independent auditors; and
•
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters as well as the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Board of Directors has determined that both Raymond E. Cabillot and John K.H. Linnartz qualify as “audit committee financial experts” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”), “financially sophisticated audit committee members” as defined under Nasdaq Marketplace Rules, and are “independent” as defined by the Exchange Act.

The Audit Committee held six meetings during 2009, four of which were teleconferences, and all then-current members of the Audit Committee were present at each meeting.2  The SEC has indicated that the designation of a person as an “audit committee financial expert” does not (i) mean that such person is an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended, (ii) impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation, or (iii) affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors.

As required by Nasdaq, our Board of Directors has reviewed the qualifications of its Audit Committee members and has determined that none of them has a relationship with us that may interfere with the exercise of their independence from management and the Company.  This determination extends to Messrs. Cabillot and Linnartz who are not subject to the safe harbor provisions of Rule 10A-3 of the Securities Exchange Act of 1934 regarding independence of Audit Committee members.

2 The Audit Committee was comprised of Messrs. Chapman, Linnartz, and Womack through September 21, 2009 and Messrs. Cabillot, Chapman, and Linnartz throughout the remainder of the year.

In January 2010, the Audit Committee reviewed its charter and recommended no changes.  The Audit Committee Charter is available at no charge on our web site at www.oico.com/oicorp.

Compensation Committee. Pursuant to its charter, the Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities for compensation of executive officers and administration of the Company’s compensation and benefit plans.  The Compensation Committee Charter further provides that the Compensation Committee shall, among other things:

•	Recommend to the Board the hiring or termination of the Company’s executive officers;
•	Review and determine the non-equity compensation payable to the Company’s executive officers;
•	Develop a succession plan for executive officers; and
•	Review and recommend action regarding the reservation of authorized and unissued Company common stock or the purchase of Company common stock.

The Compensation Committee held three meetings during 2009 and one such meeting was a teleconference.  Each member of the Compensation Committee was present at each meeting.3

In January 2010, the Compensation Committee reviewed its charter and recommended no changes.  The Compensation Committee Charter is available at no charge on our web site located at www.oico.com/oicorp.

The Compensation Committee is responsible for evaluating and setting the compensation for our named executive officers. The Compensation Committee sets executive compensation by evaluating base salary (cash), short-term incentives (bonus—cash, equity, or both), long-term incentives (equity), and benefits. The Compensation Committee is solely responsible for determining the compensation of our named executive officers.   The named executive officers do not participate in deliberations relating to their own compensation.   No compensation consultant advised the Compensation Committee in determining the compensation of our named executive officers in 2009.

Under its charter, the Compensation Committee may delegate separate but concurrent authority to administer the Company’s compensation and benefits plans to subcommittees with respect to employees and consultants that are not subject to short-swing profit restrictions.  For fiscal year 2009, the Compensation Committee reviewed and approved the total compensation package for each of the Company’s named executive officers.

Nominating and Corporate Governance Committee.   Pursuant to its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in: (1) identifying qualified individuals to become members of the Board, (2) determining the composition of the Board and its committees, (3) monitoring effectiveness of the Board and its committees, and (4) developing, monitoring, and evaluating sound corporate governance policies and procedures.  The Nominating and Corporate Governance Committee Charter further provides that the Nominating and Corporate Governance Committee, among other things:

•	Recommend that the Board select a group of individuals to be nominated for election at each Annual Meeting of Shareholders;
•	Review and make recommendations to the Board concerning compensation arrangements for non-employee directors;
•	Develop and recommend to the Board an annual self-evaluation process for the Board and its committees;
•	Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up on any instances of noncompliance; and
•	Initiate and oversee special investigations as necessary.

The Nominating and Corporate Governance Committee held two meetings during 2009, neither of which were teleconferences, and all then-current members of the Nominating and Corporate Governance Committee were present at each meeting.4

3 The Compensation Committee was comprised of Messrs. Cabillot, Chapman, and Linnartz the entire year.
4 The Nominating and Corporate Governance Committee was comprised of Messrs. Cabillot, Linnartz, and Womack through September 21, 2009, and Messrs. Cabillot, Chapman, and Linnartz throughout the remainder of the year.

The Board and the Nominating and Corporate Governance Committee met in January of 2010 to determine the director nominees for 2010.  The Nominating and Corporate Governance Committee evaluated the skill set and experience of each of the then-current directors and made a determination that each should stand for re-election at the 2010 Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee then recommended to the Board a slate of five directors to be considered for re-election at the Meeting.

In January 2010, the Nominating and Corporate Governance Committee reviewed its charter and recommended no changes.  The Nominating and Corporate Governance Charter is available at no charge on our web site at www.oico.com/oicorp.

Special Committees.  As needed, special committees may be constituted by the Board to review special matters or assist in special investigations and any matters which may arise out of those investigations.  In 2009, we had two special committees.

Special Committee.  The Special Committee met with our management and outside legal and financial advisors to evaluate and respond to certain merger and acquisition related opportunities.  During 2009, the Special Committee held five meetings and engaged in additional discussion and review through an informal process.  Messrs. Cabillot, Linnartz, and Womack served on this committee.  This committee disbanded in 2009.

Investment Committee.  The Investment Committee evaluates potential investments for the Company’s surplus assets, including the evaluation of potential acquisition candidates.  During 2009, the Investment Committee held eight meetings and engaged in additional discussion and review through an informal process.  Messrs. Cabillot, Lancaster, and Linnartz serve on this committee.

The Board’s Role in Risk Management

The Board of Directors oversees the assets of the Company, ensures appropriate controls are maintained, and that our business is conducted in compliance with applicable laws and regulations.  Our Executive Officers report directly to the Board of Directors regarding the risks facing our business and we believe the members of our Board possess the appropriate experience and skill to understand the Company’s material enterprise risks, including operational, financial, strategic, compliance, and reputational risks.  Additionally, as noted above, we separate the positions of Chief Executive Officer and Chairman of the Board of Directors which we believe creates an additional level of risk management.

The Board oversees risk through a number of Committees which meet regularly and report back to the full Board.  In particular:

•
The Audit Committee oversees risks related to our financial statements and related accounting matters.  The Audit Committee also evaluates the effectiveness of our system of internal controls.  Members of the Audit Committee meet at least annually in an executive session with representatives of the Company’s independent accounting firm.

•
The Compensation Committee evaluates the risks associated with our compensation programs and meets to review and approve compensation programs which are designed to mitigate risk while providing competitive compensation.

•
The Nominating and Corporate Governance Committee oversees our ethics program and reviews the Company’s system for monitoring compliance with laws and regulations.  Additionally, the Nominating and Corporate Governance Committee evaluates directors and director nominees to ensure the Company’s Board of Directors is appropriately configured with individuals who are qualified to oversee our business and make complex business decisions without subjecting the Company to unnecessary risk.

Director Nominations

In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors and seeks to ensure that at least a majority of the directors are independent under the applicable Marketplace Rules of The Nasdaq Stock Market, Inc.  The Nominating and Corporate Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as are deemed relevant by the Nominating and Corporate Governance Committee.  Although we do not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on recommendations made by current directors and officers.  In addition, the Nominating and Corporate Governance Committee may engage a third party search firm to identify and recommend potential candidates.  Finally, the Nominating and Corporate Governance Committee will consider candidates recommended by shareholders.

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting.  Generally, shareholders desiring to make such recommendations should submit a written notice of the recommendation to the Corporate Secretary of the Company at our principal executive offices located at 151 Graham Road, College Station, Texas 77845.  In order for any nomination notice to be considered timely for next year’s Annual Meeting of Shareholders, the written notice must be received by our Corporate Secretary by December 17, 2010 (the date that is 120 days prior to the one year anniversary of the mailing of this Proxy Statement).  In the event that the Annual Meeting is held more than 60 days before or 30 days after the anniversary of the prior meeting, all proposals must generally be received between 60 and 90 days prior to the meeting.  Please see “Shareholder Proposals” below for a further discussion of the nomination process.  Shareholders may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for nominating director candidates.

Assuming that a shareholder recommendation contains the information required by our Bylaws and applicable rules and regulations of the Securities and Exchange Commission, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a shareholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our employees, executive officers and directors, including our principal executive officer and principal financial officer.  The Code contains written standards that are reasonably designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code and accountability for adherence to the Code.  A copy of the Code is available at no charge on our web site at www.oico.com/oicorp.

Communications by Shareholders and Other Interested Parties with the Board

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or one of the following: Audit Committee Chairman, Compensation Committee Chairman, or Nominating Committee Chairman, c/o Corporate Secretary, O.I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is composed of three independent directors, each of whom is able to read and understand fundamental financial statements.  Two members of the Audit Committee are Audit Committee Financial Experts as defined by the SEC in Disclosures Required by Sections 406 and 407 of the Sarbanes-Oxley Act of 2002 and in Regulation S-K.

The primary functions of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities by reviewing financial information provided to the shareholders and others, the systems of internal controls established by management, and the audit process.  The Audit Committee will meet at least four times per year, including each time we propose to issue our quarterly or annual earnings information.  It is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal accounting team, and the independent accountants.  The Audit Committee is also empowered to appoint the independent auditors, establish the audit fees, pre-approve any non-audit services provided by independent auditors, and to hire outside counsel or other consultants as necessary.

During 2009, the members of the Audit Committee participated in two in-person meetings and four telephone conferences.  McGladrey & Pullen, LLP has served as the Company’s independent registered public accountants since 2007.

In order to adhere to the rules and regulations set forth under the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed its written charter in January 2010 and recommended no changes.  The charter is available at no charge on our web site at www.oico.com/oicorp.  The charter describes the scope and administration of the Audit Committee’s responsibilities.

The Audit Committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Audit Standards No. 61, as amended, (Communication with Audit Committees); and the Audit Committee has received and discussed the written disclosure and the letter from McGladrey & Pullen required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee has also discussed the independence of McGladrey & Pullen, LLP with that firm.

With and without management present, the Audit Committee discussed and reviewed the results of McGladrey & Pullen, LLP’s examination of the Company’s December 31, 2009 financial statements.  The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, and significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Based on the review and discussions with our independent registered public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2009.

The Audit Committee

John K.H. Linnartz, Audit Committee Chairman
Raymond E. Cabillot
Richard W.K. Chapman

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company, their ages, positions, and offices are as follows:

Name	Age	Position	Date Elected to Position
J. Bruce Lancaster	54	Chief Executive Officer and Chief Financial Officer	2007
Donald P. Segers	54	President and Chief Operating Officer	2007

J. Bruce Lancaster joined the Company in early 2007 as Vice President and Chief Financial Officer. In June of 2007, he was named Chief Executive Officer. Prior to joining OI, Mr. Lancaster was the Executive Vice President and Chief Financial Officer for Boss Holdings, Inc. (OTCBB: BSHI) from 1998 to 2006. He previously served as Vice President of Finance and Administration for Acme Boot Co. during 1996 and 1997 and Vice President of Finance for the former Kinark Corporation, now North American Galvanizing and Coatings, Inc., (AMEX: NGA) from 1989 to 1995.  Mr. Lancaster holds both a B.B.A. and an M.B.A. from Texas A&M University and is a Certified Public Accountant.

Donald P. Segers, Ph.D., joined the Company in July of 1997 as Senior Research Scientist. He was promoted to Manager of Programs in October of 1998. In September of 2000, he was promoted to General Manager and in February of 2001 he was named Vice President and General Manager. On January 21, 2007, he was appointed Acting President of the Company and, in June of 2007, he was named President and Chief Operating Officer. Before joining OI, Dr. Segers was Supervisor of Applied Physical Chemistry in the Physical Chemistry Group at Southern Research Institute in Birmingham, Alabama.  Dr. Segers holds a Ph.D. in Chemistry from North Carolina State University.

EXECUTIVE COMPENSATION

The following table lists, for the year ended December 31, 2009, compensation awarded to or earned by the named executive officers in 2009.  We had no other executive officers whose compensation exceeded $100,000 during 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation earnings	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)		(j)
J. Bruce Lancaster
Chief Executive Officer & Chief	2009	206,667	—	(3)	—	—	—	—	9,807	(5)	216,474
Financial Officer	2008	225,000	33,970	(3)	—	—	—	—	9,845	(6)	268,815

Donald P. Segers
President and	2009	206,667	—	(3)	—	—	—	—	3,968	(7)	210,635
Chief Operating Officer	2008	225,000	40,124	(3)	—	—	—	—	6,900	(8)	272,024

(1)
Effective February 23, 2009, each of Messrs. Lancaster and Segers voluntarily agreed to a temporary 10% reduction in base salary as part of a Company-wide salary reduction.  Each will be returned to his regular base salary upon a determination by the Compensation Committee that business conditions support such a decision.

(2)
Bonus compensation is generally paid subsequent to the year indicated in the table when the results for that year are known.  Bonus amounts are included for the year in which the bonus was earned, not when it was paid.

(3)
In 2008, the Company adopted an Executive Bonus Plan which provided for the calculation of bonus compensation for Messrs. Lancaster and Segers based upon target objectives for sales growth, pre-tax earnings as a percentage of sales, and stock price growth, each measured on a year-over-year basis.   The maximum percentages of base salary for the NEOs ranged from 0% to 150%, with a target cash bonus set at 50% of base salary.  The full details of the plan are set forth below in the section labeled “Narrative to Summary Compensation Table.”  Due to a decline in the Company’s business, no bonuses were paid for 2009.  An adjusted figure was used to calculate Dr. Segers’ bonus for 2008 to exclude certain non-operating items at the request of the CEO as approved by the Compensation Committee.

(4)
Options are granted based on the Compensation Committee’s review of the Company’s year-end performance as of December 31 and are generally granted in the year subsequent to the year in which such amounts are shown in the table.

(5)
Includes $2,143 for use of a Company vehicle for the first half of the year and $2,200 for a car allowance for the remainder of the year.  Also included is a $3,394 matching contribution to Mr. Lancaster’s 401(k) Plan as well as a $382 allocation of Plan forfeitures which are allocated among all Plan participants.  Pursuant to the Company’s 401(k) Plan, the Company matches 50% of the first 6% of base salary contributed to the Plan by an employee.  The Company suspended its match in May of 2009, and it has not yet been reinstated.  A $1,688 matching contribution to Mr. Lancaster’s contribution to the Company’s Employee Stock Purchase Plan is also included.  Pursuant to the Company’s Employee Stock Purchase Plan, any employee who has worked for the Company for at least one year is eligible to receive a matching contribution from the Company equal to 15% of their contribution to the Plan.

(6)
Includes $2,458 for personal use of a Company vehicle and a $6,900 matching contribution to Mr. Lancaster’s 401(k) Plan.  Pursuant to the Company’s 401(k) Plan, the Company matches 50% of the first 6% of base salary contributed to the Plan by an employee.  Also included is a $487 matching contribution to Mr. Lancaster’s contribution to the Company’s Employee Stock Purchase Plan.  Pursuant to the Company’s Employee Stock Purchase Plan, any employee who has worked for the Company for at least one year is eligible to receive a matching contribution from the Company equal to 15% of their contribution to the Plan.

(7)
Includes the Company’s contribution of $3,579 to Dr. Segers’ 401(k) Plan.  Pursuant to the Company’s 401(k) Plan, the Company matches 50% of the first 6% of base salary contributed to the Plan by an employee.  The Company suspended its match in May of 2009, and it has not yet been reinstated.  Plan forfeitures are allocated among all participants in the Plan, and an allocation in the amount of $389 is also included.

(8)
Includes the Company’s contribution of $6,900 to Dr. Segers’ 401(k) Plan.  Pursuant to the Company’s 401(k) Plan, the Company matches 50% of the first 6% of base salary contributed to the Plan by an employee.

Narrative to Summary Compensation Table

The following narrative summarizes what we believe to be the material factors necessary to understand the information included in the table above.

J. Bruce Lancaster, our Chief Executive Officer and Chief Financial Officer, and Donald P. Segers, our President and Chief Operating Officer, are parties to employment agreements with the Company.  Below is a summary description of the material terms of these employment agreements which, as such, is not complete.  Complete copies of each of these employment agreements are filed as exhibits to our Current Report on Form 8-K filed June 26, 2007 with the SEC.  These agreements were amended in August 2008, and copies of the amendments are filed as exhibits 10.3 and 10.4 to the Company’s Report on Form 10-Q for the period ending June 30, 2008.

•	Term of Each Employment Agreement. Both of our named executive officers, or NEOs, are “at will” employees and, as such, there is no set term for their employment with the Company.

•	Compensation. The employment agreements provide for the following base salaries for the executive officers for 2009 and 2010:

Executive Officer	2009 Base Salary($)	2010 Base Salary($)
J. Bruce Lancaster	225,000	225,000
Donald P. Segers	225,000	225,000

The salary awarded the executive officers was determined after the Compensation Committee reviewed the salary historically awarded the executive officers of the Company.  The Compensation Committee believes the salary is competitive although the salaries are materially below the average salaries awarded by other companies in our industry.

Effective February 23, 2009, each of Messrs. Lancaster and Segers voluntarily agreed to a temporary 10% reduction in pay as part of a Company-wide salary reduction.  This temporary reduction does not affect Base Salary as defined in the employment agreements and each will be returned to his regular Base Salary upon a determination by the Compensation Committee that business conditions support such a decision.

•	Participation in Compensation Plans. Each NEO is eligible to participate in the following plans:

•
Executive Compensation Plan.  Pursuant to this plan, each NEO has the opportunity to earn an annual bonus based on performance measures and annual incentive plan goals, which are established by the Compensation Committee.

For 2008 and 2009, bonus compensation for each NEO was based upon target objectives for sales growth, pre-tax earnings as a percentage of sales, and stock price growth, each measured on a year-over-year basis.  The target objectives were as follows:  sales growth – 20%, pre-tax earnings as a percentage of sales – 30%, and stock price growth – 30%.  The maximum percentages of base salary for the NEOs ranged from 0% to 150%, with a target cash bonus set at 50% of base salary.  Under the Plan, each NEO was also eligible to receive a grant of options to purchase up to 20,000 shares of the Company’s common stock upon the achievement of a combined 50% of the maximum target objectives set by the Compensation Committee.   In 2008, the Company achieved 6.41% sales growth, 5.92% pre-tax earnings as a percentage of sales, and 0% stock price growth, resulting in eligibility for each NEO to receive a bonus in the amount of $33,970.  However, as noted above in the notes to the Summary Compensation Table, Dr. Segers’ bonus was recalculated to exclude certain non-operating items at the request of the CEO as approved by the Compensation Committee.  Both NEOs declined an award of stock options for 2008.  Due to a decline in the Company’s business in 2009, the target objectives under the plan were not achieved and, therefore, no bonuses were paid or stock options awarded for 2009.

The Compensation Committee terminated its Executive Compensation Plan for the NEOs in March of 2010 and adopted a new plan which applies only to Mr. Lancaster, the Company’s CEO.  Dr. Segers is no longer subject to an Executive Compensation Plan.   The details of each NEO’s 2010 bonus calculation are as follows:

Mr. Lancaster.  For 2010 and subsequent years while he is actively employed by the Company and in addition to his Base Salary as defined in his employment agreement, Mr. Lancaster will be eligible to earn a cash bonus equal to 10% of Free Cash Flow in excess of $3,000,000 annually, as adjusted by a charge of 15% on any Incremental Investment Capital (defined below).  The charge for investment capital shall be applied annually year-over-year but shall be pro-rated based upon the month in which the invested capital is contributed by the Company.  “Free Cash Flow” refers to the Company’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”), less capital expenditures.  “Incremental Investment Capital” refers to capital invested subsequent to January 1, 2010 pursuant to approval of the Company’s Investment Committee for strategic initiatives, such as the acquisition of a business or product line.  The Committee has the discretion to exclude certain one time events such as the sale of assets from Cash Flows and to provide a discretionary bonus in addition to the Free Cash Flow based incentive.  The revised Plan does not provide for an award of options to purchase shares of the Company’s common stock; however Mr. Lancaster remains eligible to receive an option to purchase up to 25,000 shares of the Company’s common stock as noted below.

Dr. Segers.  For 2010 and subsequent years while he is actively employed by the Company and in addition to his Base Salary as defined in his employment agreement, Dr. Segers will be eligible to receive a performance-based cash bonus in an amount to be determined by the Compensation Committee.  Dr. Segers remains eligible to receive an option to purchase up to 25,000 shares of the Company’s common stock as noted below.

•
Stock Option Grants.  Pursuant to their employment agreements, each NEO is eligible on an annual basis to receive a stock option to purchase up to 25,000 shares of the Company’s common stock, which shares will vest over a four-year period.  The option is at the sole discretion of the Board or Compensation Committee.  No options were awarded for 2008 or 2009.  Each NEO received an option to purchase 20,000 shares upon assuming their current roles in 2007.

•
Other Plans.  The NEOs and, to the extent applicable, the NEOs’ families, dependents, and beneficiaries may participate in the benefit or similar plans, policies, or programs provided to similarly situated employees under our standard employment practices as in effect from time to time.

•	Termination and Change-in-Control Payments. The employment agreements provide for the following termination payments:

•
Upon termination for any reason whatsoever, an NEO (or in case of death, his estate) is entitled to all salary and expense reimbursements due through the date of such termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

•	Upon termination for death or permanent disability, an NEO (or his estate, as applicable) will be entitled to earned but unpaid bonus payments and accrued, unused paid vacation.

•
Upon termination of an NEO for any reason other than death, disability, or cause, he will be entitled to continued salary payments for a period of one year, to continue coverage for a period of one year under Company-provided health plans, and to other benefits pursuant to the employment agreement.  If we pay this salary and benefits for the one-year period, the NEO will be required to execute a general release for any claims such NEO may have against us.

•
Upon a Change-in-Control (as defined in the employment agreement) or within 12 months thereafter, each NEO will be entitled to certain change of control payments if (a) his employment is involuntarily terminated other than for cause or (b) he terminates his employment with the Company because (i) his base salary is reduced by 10% or more or his annual target bonus award or other equity compensation or benefits are materially reduced, (ii) his duties, authority, or responsibilities are materially diminished, or (iii) he is required to relocate by more than 50 miles.  If triggered, the Change-in-Control payments to the NEO will be made in a lump sum cash payment equal to two times his base salary and coverage under Company provided health plans will be continued for a period of two years.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
J. Bruce	10,000	10,000	[1]	—	11.42	01/21/2017	—	—	—	—
Lancaster	10,000	10,000	[2]	—	13.70	06/25/2017
CEO & CFO
Don Segers,	3,600	—		—	3.125	02/05/2011	—	—	—	—
President and COO	12,000	—		—	6.52	01/29/2012
	10,800	—		—	4.03	12/16/2012
	9,000	—		—	8.36	01/26/2014
	10,000	10,000[2]		—	13.70	06/25/2017

1	5,000 shares vested on January 21, 2010 and the remaining 5,000 shares will vest on January 21, 2011.
2	5,000 shares will vest on each June 25, 2010 and June 25, 2011.

Post-Employment Compensation

The Company did not offer any pension benefits to its executive officers during 2009.

Nonqualified Deferred Compensation

The Company did not offer a nonqualified deferred compensation plan in 2009.

Potential Payments upon Termination or Change-in-Control

The following summaries set forth potential payments payable to our NEOs upon termination of employment or a Change-in-Control of us under their current employment agreements and our stock plans and other compensation programs.  For purposes of the following summaries, dollar amounts are estimates based on Base Salary as of December 31, 2009, benefits paid to the NEOs in 2009 (and any prior years as applicable), and stock and option holdings of the NEOs as of December 31, 2009.  The summaries assume a price per share of our common stock of $8.28, which was the closing price per share on December 31, 2009, as reported on the Nasdaq Global Market.

Termination and Change-in-Control. Each of our NEOs is entitled to certain benefits under his employment agreement upon any of the following:

•	We terminate his employment as a result of his death or permanent disability;

•	We terminate his employment for “cause;”

•	We terminate his employment for any reason other than “cause,” death, or permanent disability;

•	The NEO involuntarily terminates his employment for “Good Reason” within 12 months following a Change-in-Control.

Upon our Change-in-Control or the NEO’s death or permanent disability, all of the NEO’s restricted stock and stock options which are unvested will automatically accelerate and become fully vested.

Upon termination for any reason whatsoever, each NEO (or in case of death, his estate) is entitled to all salary and expense reimbursements due to such NEO through the date of his termination and such benefits as are available pursuant to the terms of any benefit or similar plans, policies, or programs in which he was participating at the time of such termination.

Death or Permanent Disability.  Upon termination for death or disability, we will pay to such NEO (or his estate), earned but unpaid bonus payments and accrued unused paid vacation.

Termination by Us for Reason Other than Death, Permanent Disability, or Cause.  Upon termination by us for reason other than death, permanent disability, or cause, we will pay to such NEO continued salary payments for a period of one year, continue coverage for a period of one year under company provided health plans, and provide other benefits pursuant to the employment agreement.

Termination by Us within 12 Months Following a Change in Control.  The Company shall pay to each NEO terminated, or who terminates his employment agreement for “Good Reason” as defined therein, within 12 months of a Change in Control a lump sum cash payment equal to two times his base salary and continue coverage for a period of two years under Company provided health plans.

J. Bruce Lancaster

Assuming that Bruce Lancaster’s employment was terminated under each of these circumstances, or a Change-in-Control occurred on December 31, 2009, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)		Value of Equity Awards Received or to be Received($)
Death or Disability	0		0	(1)
Termination for cause	0		0
Termination without cause by O.I. Corporation	231,276	(2)	0
Involuntary Termination other than for cause or Termination by Mr. Lancaster for “Good Reason” within 12 months of a Change-in-Control	462,553	(3)	0	(1)

(1)	Mr. Lancaster held no unvested options which were in-the-money as of December 31, 2009.
(2)	Cash severance is equal to the sum of Mr. Lancaster’s base salary ($225,000) and estimated health insurance premiums ($6,276).
(3)	Cash severance is equal to the sum of two times Mr. Lancaster’s base salary ($450,000) and estimated health insurance premiums for a two year period ($12,553).

Donald P. Segers

Assuming that Donald Segers’ employment was terminated under each of these circumstances, or a Change-in-Control occurred on December 31, 2009, such payments and benefits have an estimated value as follows (less applicable withholding taxes):

Scenario	Cash Severance ($)		Value of Equity Awards Received or to be Received($)
Death or Disability	0		0	(1)
Termination for cause	0		0
Termination without cause by O.I. Corporation	234,897	(2)	0
Involuntary Termination other than for cause or Termination by Dr. Segers for “Good Reason” within 12 months of a Change-in-Control	469,794	(3)	0	(1)

(1)	Dr. Segers held no unvested options which were in-the-money as of December 31, 2009.
(2)	Cash severance is equal to the sum of Dr. Segers’ base salary ($225,000) and estimated health insurance premiums ($9,897).
(3)	Cash severance is equal to the sum of two times Dr. Segers’ base salary ($450,000) and estimated health insurance premiums for a period of two years ($19,794).

Disclosure of Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Raymond E. Cabillot	22,600	—	—	—	—	—	22,600
Richard W. K. Chapman	22,600	—	—	—	—	—	22,600
J. Bruce Lancaster	—	—	—	—	—	—	—
John K.H. Linnartz	22,600	—	—	—	—	—	22,600
Donald P. Segers	—	—	—	—	—	—	—
Leo B. Womack(1)	32,103	—	—	—	—	—	32,103

(1)	Served as a Director through September 21, 2009.

Narrative Disclosure to Director Compensation Table

For the first two quarters of 2009 all non-employee directors received a cash fee of $7,000 each quarter, with the Chairman of the Audit Committee receiving an additional cash fee in the amount of $1,250 each quarter. Effective February 26, 2009, each of Messrs. Cabillot, Chapman, and Linnartz elected to take a 10% reduction in compensation as part of a Company-wide cost reduction.   Effective for the third quarter of 2009 and going forward, all non-employee directors receive a cash fee of $3,000 a quarter, or $12,000 annually.  Non-employee directors receive no additional compensation for attendance at Board or committee meetings.  Fees were pro-rated for directors who departed the Board before the end of the third quarter.  Employee directors receive no additional compensation for attendance at Board or committee meetings.

Stock Ownership Guidelines

In 2008, the Board adopted stock ownership guidelines for its directors and executive officers.  The guidelines provide that non-employee directors should own shares of the Company’s common stock totaling five times the value of their annual retainer, while executive officers should own shares with a value of three times their annual base salary.  Each of the Company’s directors and executive officers is encouraged to attain such ownership within five years.

Equity Compensation Plans

The Company maintains two equity compensation plans under which the Company may issue qualified or non-qualified stock options to employees, directors, and other key persons.  Both of these plans have been approved by our shareholders.  Options granted prior to 2003 were granted under the 1993 Incentive Compensation Plan and options granted under this plan to purchase up to 190,700 shares of our common stock remain outstanding.  Options granted in 2003 and subsequent years have been granted under the 2003 Incentive Compensation Plan.  There were no grants of options or other equity-based compensation to the executive officers under any plans during the fiscal year 2009.  The Company does not maintain any retirement or pension benefit plans for its executive officers.

Messrs. Lancaster and Segers did not receive an award of options under the Executive Incentive Compensation Plan for 2009.

  The following table provides information as of December 31, 2009, on these plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Employee Stock Purchase Plan	—	[1]	—	[1]	120,469

2003 Incentive Compensation Plan	100,000		$12.06		190,700[2]

1993 Incentive Compensation Plan	36,800		$5.08		—	[3]

TOTAL	136,800		$10.18		311,169

(1)
Employees eligible to participate in the Employee Stock Purchase Plan may purchase shares of our stock on a regular basis through payroll deductions.  The price of the shares to the employees equals the average of the closing price of the Company’s stock as traded on the Nasdaq Stock Exchange for the last five days on which the Nasdaq is open for business during the fiscal quarter.

(2)	This number increased from the prior year due to the cancellation of outstanding options awarded employees whose employment was terminated in 2009 due to our reduction in force.
(3)	The 1993 Incentive Compensation Plan has expired and no new awards may be issued under this Plan.

Certain Relationships and Related Transactions, Employment Contracts, Termination of Employment Contracts, and Change in Control Agreements

Other than the employment agreements between the Company and J. Bruce Lancaster and Donald P. Segers that are described under “Narrative to Summary Compensation Table” above, we are not aware of any transactions since the beginning of 2009 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.

Although we do not have a written policy, all material related-party transactions must be approved by the Board of Directors or an appropriate Committee thereof.  Our Chief Financial Officer certifies our compliance with this policy in accordance with the provisions of the Sarbanes-Oxley Act of 2002.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has unanimously selected McGladrey & Pullen, LLP and urges you to vote FOR the ratification of the appointment of such firm as independent registered public accountants of OI for the year 2010.  Proxies solicited hereby will be so voted unless shareholders specify otherwise in their proxies.  The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of this Proposal.

The firm of McGladrey & Pullen, LLP has served as the independent registered public accountants of our year-end financial statements since 2007.  The Board of Directors recommends their appointment as our independent registered public accountants for the fiscal year ending December 31, 2010 and recommends a vote in favor of the proposal to ratify their appointment.  The Company has not yet formally engaged McGladrey & Pullen, LLP for these services and the actual engagement will be dependent upon reaching a satisfactory agreement with the accounting firm on all terms, including the fees to be charged.

Shareholder ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants is not required by our bylaws or other applicable legal requirement.  However, the appointment is being submitted to the shareholders for ratification.  In the event the shareholders fail to ratify the appointment, our Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of OI and its shareholders.

Representatives of McGladrey & Pullen, LLP are not expected to be present at the Annual Meeting of Shareholders but will be available by telephone if necessary to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Meeting.

Principal Accounting Fees and Services

The following table shows the fees paid by us for the audit and other services for fiscal years 2008 and 2009.

	MCGLADREY & PULLEN, LLP
	2009	2008
Audit fees	$170,129	$161,170	(1)
Audit-related fees	$322	$395
Tax fees	$28,400	$-0-
All other fees	$-0-	$-0-
TOTAL	$198,851	$161,565

(1)	Includes $10,616 for 2007 Audit Fees billed in excess of the original 2007 estimate.

“Audit Fees” consist of fees incurred for professional services rendered for the audit of our consolidated financial statements, review of our interim consolidated financial statements included in quarterly reports, and professional services that are normally provided in connection with statutory and regulatory filings.

“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and not reported under Audit Fees.

“Tax Fees” consist of professional service billings for tax compliance, advice and planning.

The Audit Committee has established a pre-approval policy whereby, upon receiving management requests to perform additional audit-related or tax services not contemplated in the original independent auditors’ proposal or not previously approved by the Audit Committee, the Audit Committee Chairman may approve the performance of such services in between meetings of the Audit Committee, when the independent auditor contacts the Audit Committee Chairman seeking such approval.  If the Audit Committee Chairman is not available, then with all of the other members of the Audit Committee in agreement, they may approve the request of the independent auditors for authorization.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of March 31, 2010, certain information with respect to the shares of common stock beneficially owned by: (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named above under "Executive Officers of the Registrant," and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
Executive Officers and Directors
Raymond E. Cabillot, Co-Chairman of the Board	329,880	(3)(4)	13.92%
Richard W. K. Chapman, Director	24,000	(4)	1.01%
J. Bruce Lancaster, CEO, CFO, & Director	39,499	(5)	1.65%
John K. H. Linnartz, Co-Chairman of the Board	348,820	(6)	14.75%
Donald P. Segers, President, COO, & Director	55,900	(7)	2.32%
Directors and executive officers as a group (5 persons)	798,099	(8)	32.66%
Other 5% or Greater Shareholders
Farnam Street Partners, L.P.	312,880	(9)	13.23%
Heartland Advisors, Inc.	245,900	(10)	10.40%
Mustang Capital Advisors, L.P.	334,720	(11)	14.15%
Dimensional Fund Advisors, Inc.	196,039	(12)	8.29%

(1)
Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of common stock beneficially owned by them. Under SEC rules, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.  Unless otherwise noted, the address of the persons and entities listed in the table above is c/o O.I. Corporation, 151 Graham Road, College Station, Texas 77845.

(2)
Percent of class owned is based on the number of shares outstanding plus options presently exercisable or that will become exercisable within 60 days of the date of this table by the named beneficial owners.

(3)
Includes 312,880 shares held by Farnam Street Partners, L.P.  Mr. Cabillot is the Chief Executive Officer and Chief Financial Officer of Farnam Street Capital, Inc., the general partner of Farnam Street Partners, L.P.  Mr. Cabillot disclaims beneficial ownership of the shares held by Farnam Street Partners, L.P.

(4)	Includes 4,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.
(5)	Includes 25,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.
(6)	Includes 334,720 shares held by Mustang Capital Advisors, L.P. Mr. Linnartz is the Managing Member of Mustang Capital Management, LLC, the general partner of Mustang Capital Advisors, L.P.
(7)	Includes 45,400 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.
(8)	Includes 78,400 shares subject to options.
(9)
Based on a Form 13D/A filed by Farnam Street Partners, L.P. with the SEC on April 16, 2009.  The mailing address of Farnam Street Partners, L.P. is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.

(10)
Based on a Schedule 13G/A filed by Heartland Advisors, Inc. with the SEC on February 10, 2010.  Heartland Advisors, Inc. has shared dispositive power as to all 245,900 shares.  All shares are held in investment advisory accounts of Heartland Advisors, Inc.  As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities.  The interest of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.  The mailing address of Heartland Advisors, Inc., is 789 North Water Street, Milwaukee, WI  53202.

(11)	Based on a Form 4 filed by Mustang Capital Advisors, L.P. with the SEC on December 14, 2009. The mailing address of Mustang Capital Advisors, L.P. is 1506 McDuffie Street, Houston, TX 77019.
(12)
Based on a Schedule 13G/A filed by Dimensional Fund Advisors, Inc. with the SEC on February 8, 2010. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds.  Dimensional disclaims beneficial ownership of such securities.  The mailing address of Dimensional Fund Advisors, Inc. is Palisades West, Building One, 6300 Bee Caves Road, Austin, TX 78746.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate information in this Proxy Statement, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such filings as provided by SEC regulations.  In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textual references only.  The information on these websites shall not be deemed part of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and officers, and persons who own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the Securities and Exchange Commission and Nasdaq.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.  To our knowledge, based solely on our review of the copies of such reports received by us and on written representation by our directors and executive officers, no reports on Form 5 were required.  We believe that, during the fiscal year ended December 31, 2009, our executive officers and directors were in compliance with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

A proposal of a shareholder, including nomination of persons for election to the Board of Directors, intended to be presented at the next Annual Meeting must be received at the Company’s principal executive offices by December 17, 2010 (the date that is 120 days prior to the one year anniversary of the mailing of this Proxy Statement), if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Meeting.  If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the Annual Meeting.  If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Annual Meeting.

Notices regarding each matter must contain:

•	a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;
•	the name and address of record of the shareholder proposing the business;
•	the class and number of shares of stock that are beneficially owned by the shareholder; and
•	any material interest of the shareholder in the business to be conducted.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for fiscal year 2009 has been provided concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.  Shareholders may also obtain a copy of our Annual Report on Form 10-K, including financial statements but not including any exhibits, without charge, by writing to our Corporate Secretary at our principal executive offices:  P.O. Box 9010, College Station, Texas 77842-9010.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting of Shareholders at the time and place indicated in the notice thereof; however, if any additional matters are properly brought before the Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of O.I. Corporation.

The accompanying form of proxy has been prepared at the direction of our Board of Directors and is sent to you at the request of the Board of Directors.  The proxies named therein have been designated by your Board of Directors.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE YOUR PROXY IMMEDIATELY.  YOU MAY REVOKE YOUR PROXY IN PERSON IF YOU ARE ABLE TO ATTEND.

O.I. CORPORATION

By Order of the Board of Directors

Laura E. Hotard
Corporate Counsel &
Corporate Secretary

College Station, Texas
April 16, 2010

ANNUAL MEETING OF SHAREHOLDERS OF

O.I. CORPORATION

May 18, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.oico.com/oicorp

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000000000 7 051810

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The Election of Directors.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Raymond E. Cabillot
- ○ Richard W.K. Chapman, Ph.D.
- ○ J. Bruce Lancaster
- ○ John K.H. Linnartz
- ○ Donald P. Segers, Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In accordance with their discretion, said proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. Any prior proxy is hereby revoked.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.